UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12 (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GJ CULTURE GROUP US, INC.

(Exact name of registrant as specified in its charter)

Nevada	83-2912878
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

GJ Culture Group US, Inc.

4125 Blackhawk Plaza Circle, Suite 166

Danville, CA 94506

(925) 362-3169

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement file number to which this form relates: Form S-1; File No. 333-232605

Securities to be registered pursuant to Section 12(g) of the Act: Shares of Common Stock; par value $.0001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.0001 per share, to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-232605 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on July 11, 2019, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act, that includes such description, are hereby incorporated by reference herein.

Item 2. Exhibits.

The following Exhibits are incorporated herein by reference from the Company’s Form S-1 Registration Statement filed with the Securities and Exchange Commission (SEC file 333-232605) on July 11, 2019. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to GJ Culture’s Registration Statement on Form S-1 (File No. 333-232605), filed with the SEC on July 11, 2019.
3.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to GJ Culture’s Registration Statement on Form S-1 (File No. 333-232605), filed with the SEC on July 11, 2019.
10.1	Form of Founder Stock Purchase Agreement, incorporated by reference to Exhibit 10.1 to GJ Culture’s Registration Statement on Form S-1 (File No. 333-232605), filed with the SEC on July 11, 2019.
10.2	Form of Subscription Agreement of Private Investors in Private Placement, incorporated by reference to Exhibit 10.2 to GJ Culture’s Registration Statement on Form S-1 (File No. 333-232605), filed with the SEC on July 11, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

GJ CULTURE GROUP US, INC.

By:	/s/ Sanjun Kuang
Name:	Sanjun Kuang
Title:	Chief Executive Officer

Dated: January 23, 2020